COMMAND GOVERNMENT FUND
                       ONE SEAPORT PLAZA
                      NEW YORK, NY  10292




                                     February  26,
1996



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549


     Re:  Command Government Fund
          File No. 811-3251


Ladies and Gentlemen:

      Enclosed please find the Semi-Annual  Report
on  Form N-SAR for the above referenced Fund,  for
the  six-month  period ended December   31,  1995.
The enclosed is being filed electronically via the EDGAR System.

     The filing fee in the amount of $125 has been wired to the Fund's account at Mellon Bank.

                                   Yours truly,

                                     /s/Ellyn   C.
Acker

                                   Ellyn C. Acker
                                         Assistant
Secretary

Enclosure














CGF-NSAR.1295



      This report is signed on behalf of the Registrant in the City of New York and State of New York on the 26th day of February, 1996.



                    Command Government Fund



Witness:/s/Ellyn C. Acker          By:/s/Grace  C.
Torres
         Ellyn  C. Acker                 Grace  C.
Torres
        Assistant Secretary           Treasurer